UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2009

TTM TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2630 South Harbor Boulevard, Santa Ana, CA	92704
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 327-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Following discussions between TTM Technologies, Inc. (the “Company”) and a proxy advisory service, in connection with certain vote recommendations for the Company’s 2009 annual meeting of stockholders, the Company is filing this Form 8-K to clarify that the grants of stock-based compensation, in the form of restricted stock units (“RSUs”) and stock options, made by the Company’s Board of Directors (the “Board”) to Kenton K. Alder, the Company’s Chief Executive Officer, in February 2008 were not made in recognition of the Company’s 2008 performance. Instead, the grants were made in recognition of the Company’s 2007 performance. Similarly, the grants of stock options and RSUs made in February and March 2009 were in recognition of the Company’s 2008 performance.

In February 2008, the Board awarded Mr. Alder 50,000 stock options with a fair value of $341,000 and RSUs with a fair value of $555,000 (50,000 RSUs; $11.10 share price).

In February 2009, based on the Company’s weaker financial performance in the second half of 2008 and the decline in its share price during 2008, the Board decided to reduce Mr. Alder’s overall stock-based compensation. Accordingly, in March 2009, the Board awarded him RSUs with a fair value of $343,000 (78,918 RSUs; $4.34 share price), a $212,000 decrease from the fair value of his 2008 RSU award. The Board also froze the total number of stock options to be granted to Mr. Alder in 2009 at 50,000 options. The estimated fair value of these options, which will be awarded in increments of 12,500 stock options quarterly in 2009, is $156,000, a reduction of $185,000 from 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2009

TTM TECHNOLOGIES, INC.

By: /s/ Steven W. Richards
Steven W. Richards
Executive Vice President and Chief Financial Officer